UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

OneStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42187	87-3199478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Chester Street
Birmingham, Michigan	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 650-1490

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on April 1, 2026 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated January 6, 2026 (the “Merger Agreement”), between Onward AcquireCo, Inc., a Delaware corporation (“Parent”), Onward Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub I”), Onward Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), OneStream, Inc., a Delaware corporation (“OneStream”), and OneStream Software LLC, a Delaware limited liability company and a subsidiary of OneStream (“OneStream LLC” and together with OneStream, the “Company Parties”). Parent and the Merger Subs are affiliates of Hg.

On the Closing Date, pursuant to the Merger Agreement (i) Merger Sub I merged with and into OneStream LLC (the “LLC Merger”), with OneStream LLC surviving the LLC Merger as a subsidiary of Parent (the “Surviving LLC”) and (ii) Merger Sub II merged with and into OneStream (the “Company Merger” and together with the LLC Merger, the “Mergers”), with OneStream surviving the Company Merger as a subsidiary of Parent (the “Surviving Corporation”).

Descriptions of the Mergers and the Merger Agreement in this Current Report on Form 8-K are not purported to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by OneStream with the Securities and Exchange Commission (“SEC”) on January 6, 2026 and is incorporated herein by reference.

The information set forth in this Introductory Note is incorporated by reference into each item of this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On the Closing Date, Parent entered into that certain Credit Agreement between Onward Intermediate, Inc., as holdings (“Holdings”), Parent, as borrower, Blue Owl Capital Corporation, as administrative agent and collateral agent, and the lenders and financial institutions party thereto from time to time (the “New Credit Agreement”), which provides for (i) a new seven-year senior secured term loan facility in an aggregate principal amount of $1,400,000,000, (ii) a new seven-year senior secured revolving credit facility in an aggregate principal amount of $250,000,000 and (iii) a new delayed draw term loan facility in an aggregate principal amount of $600,000,000. The obligations under the New Credit Agreement will be guaranteed by Holdings and certain of Parent’s existing wholly-owned domestic restricted subsidiaries, including the Surviving LLC and the Surviving Corporation, and certain future wholly-owned domestic restricted subsidiaries of Parent (the “Subsidiary Guarantors”), and will be secured on a first priority basis by substantially all assets of Holdings, Parent and the Subsidiary Guarantors (subject, in each case, to certain exceptions and exclusions). The New Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of these types.

LLC Agreement

Pursuant to the Merger Agreement, at the effective time of the LLC Merger, the limited liability company agreement of Merger Sub I in effect immediately prior to the LLC Merger Effective Time was amended and restated in its entirety to be in the form of the limited liability company agreement filed herewith as Exhibit 10.1. Such exhibit is incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company Parties prepaid all amounts outstanding under the Amended and Restated Credit Agreement, dated as of October 27, 2023, by and among OneStream LLC, JPMorgan Chase Bank, N.A. and the other parties thereto (the “Credit Agreement”) and terminated all credit commitments outstanding under the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As a result of the Mergers:

•

Each outstanding share of OneStream’s Class A common stock and Class D common stock (in each case, other than as provided in the Merger Agreement) was cancelled and automatically converted into the right to receive cash in an amount equal to $24.00, without interest (the “Per Share Price”).

•

Each outstanding common unit of OneStream LLC (“LLC Units”) (other than as provided in the Merger Agreement) was cancelled and automatically converted into the right to receive cash in an amount equal to $24.00, without interest (the “Per Unit Price”). The Per Unit Price payable in respect of any LLC Units that were unvested or subject to forfeiture as of immediately prior to the LLC Merger remain subject to the vesting terms and conditions provided in the applicable contracts governing such vesting or forfeiture.

•

Each outstanding share of OneStream’s Class B common stock and Class C common stock (in each case, other than as provided in the Merger Agreement) was cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest (the “Class B/C Per Share Price”).

OneStream’s Class A common stock, Class B common stock, Class C common stock and Class D common stock are collectively referred to as “Common Stock.”

Additionally, as a result of the Mergers:

•

Each outstanding restricted stock unit of OneStream (each, an “RSU”) that was vested (but not yet settled) as of the Mergers, or that vested as a result of the Mergers, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Common Stock subject to that vested RSU multiplied by (b) the Per Share Price, less applicable withholding taxes.

•

Each outstanding RSU that was unvested as of the Mergers was cancelled and converted into the contingent right to receive a cash award, without interest, equal to (a) the total number of shares of Common Stock subject to that unvested RSU multiplied by (b) the Per Share Price, less applicable withholding taxes. The vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment, if any) applicable to unvested RSUs as of immediately prior to the Mergers remain in effect.

•

Each outstanding option to acquire shares of Common Stock (each, an “Option”) that was vested as of the Mergers was cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Common Stock subject to that vested Option multiplied by (b) the excess, if any, of the Per Share Price over the exercise price per share of that vested Option, less applicable withholding taxes.

•

Each outstanding Option that was not vested as of the Mergers with a per share exercise price that was less than the Per Share Price was cancelled and converted into the contingent right to receive a cash award, without interest, equal to (a) the total number of shares of Common Stock subject to that unvested Option multiplied by (b) the excess of the Per Share Price over the exercise price per share of that unvested Option, less applicable withholding taxes. The vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment, if any) applicable to unvested Options as of immediately prior to the Mergers remain in effect.

•	Each outstanding Option (whether vested or unvested) that had an exercise price per share that was greater than or equal to the Per Share Price was cancelled for no consideration.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Surviving Corporation notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Mergers, and requested that Nasdaq suspend trading of OneStream’s Class A Common Stock. As a result, trading was suspended prior to Nasdaq’s opening on the Closing Date. On the Closing Date, the Surviving Corporation also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of OneStream’s Class A Common Stock from Nasdaq and deregistration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of OneStream’s Class A Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25.

Following the effectiveness of the Form 25, the Surviving Corporation intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of OneStream’s Class A Common Stock under Section 12(g) of the Exchange Act and to suspend OneStream’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Mergers and at the effective time of the Mergers, the holders of shares of Common Stock and of LLC Units ceased to have any rights as stockholders of OneStream, other than the right to receive the Per Share Price, the Per Unit Price or the Class B/C Per Share Price, as applicable (or, in the case of any holders of shares of Common Stock that have validly exercised appraisal rights under Delaware law, the right to receive fair value for such shares of Common Stock).

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Mergers, at the effective time of the Company Merger, a change in control of OneStream occurred and Merger Sub II was merged with and into OneStream, with OneStream continuing as the Surviving Corporation and as a subsidiary of Parent.

The aggregate consideration in the Mergers was approximately $6.4 billion. The source of the funds for the consideration paid by Parent or its affiliates in the Mergers was a combination of (i) equity contributions from (A) investments funds associated with Hg, Tidemark and General Atlantic and (B) other existing OneStream stockholders, and (ii) net cash proceeds from the debt facilities described in Item 1.01 above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Company Merger, in accordance with the terms of the Merger Agreement, the certificate of incorporation of OneStream, as in effect immediately prior to the effective time of the Company Merger, was amended and restated to be in the form of the certificate of incorporation filed herewith as Exhibit 3.1. Such exhibit is incorporated by reference.

At the effective time of the Company Merger, in accordance with the terms of the Merger Agreement, the bylaws of OneStream, as in effect immediately prior to the effective time of the Company Merger, were amended and restated to be in the form of the bylaws filed herewith as Exhibit 3.2. Such exhibit is incorporated by reference.

Item 8.01	Other Events.

On the Closing Date, OneStream issued a press release announcing the closing of the Mergers. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 6, 2026, among Onward AcquireCo, Inc., Onward Merger Sub 2, LLC, Onward Merger Sub, Inc., OneStream, Inc. and OneStream Software LLC (incorporated by reference to Exhibit 2.1 to OneStream’s Current Report on Form 8-K filed on January 6, 2026).*

3.1	Amended and Restated Certificate of Incorporation of OneStream, Inc.

3.2	Amended and Restated Bylaws of OneStream, Inc.

10.1	Amended and Restated Operating Agreement of OneStream Software LLC

99.1	Press Release, dated April 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. OneStream will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. OneStream may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONESTREAM, INC.

Date: April 1, 2026	By:	/s/ Thomas Shea
Thomas Shea
Authorized Signatory